Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On May 6, 2025, Masimo Corporation (the “Company” or “Masimo”) entered into a definitive Stock Purchase Agreement (the “Agreement”) with Harman International Industries, Incorporated, a Delaware corporation (“Buyer”), pursuant to which the Company agreed to sell and transfer to Buyer all of the Company’s equity interests in Viper Holdings Corporation, a Delaware corporation (together with its subsidiaries, “Sound United”), which owns and operates the Company’s consumer audio business, for an aggregate purchase price of $350,000,000 in cash, subject to certain adjustments (the “Transaction”). On September 23, 2025 (“the Closing Date”), the Company completed the Transaction.
At the closing of the Transaction, the Company received consideration of approximately $328,000,000 in cash, which is subject to certain post-closing adjustments pursuant to the Agreement. Concurrently the Company also repaid its unsecured term loan (“Term Loan”) obligation in the amount of $270,000,000, plus accrued interest of approximately $1,062,000 as required under the Credit Agreement, with financial institutions party thereto as initial lenders (collectively, the Initial Lenders), Citibank, N.A., as Administrative Agent, Citibank, N.A., JPMorgan Chase Bank, N.A., Bank of the West and BofA Securities, Inc., as joint lead arrangers and joint bookrunners, and JPMorgan Chase Bank, N.A., Bank of the West and BofA Securities, Inc., as co-syndication agents (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, including all Schedules and Exhibits thereto, the “Credit Facility”). In addition, the Company also entered into certain customary related transaction agreements at the closing with Buyer, including a transition services agreement.
The following unaudited pro forma condensed consolidated financial information is intended to illustrate how the above transactions would affect the historical financial statements of Masimo if the Transaction had been consummated at an earlier time as indicated herein.
The unaudited pro forma condensed consolidated financial information is derived, in part, from, and should be read in conjunction with, Masimo’s historical consolidated financial statements and footnotes thereto, as presented in its Quarterly Report on Form 10-Q for the six months ended June 28, 2025, and its Annual Report on Form 10-K for the year ended December 28, 2024.
The unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X. Masimo’s accounting and financial reporting in these unaudited pro forma condensed consolidated financial information is based on available information using certain assumptions that the Company believes are reasonable. As a result, the actual results reported by the Company in periods following the sale may differ materially from this unaudited pro forma condensed consolidated financial information.
The unaudited pro forma condensed consolidated balance sheet as of June 28, 2025, is prepared with the assumption that, as of June 28, 2025, the Transaction had been consummated without customary adjustment or indemnity claim and that the Company had repaid its unsecured Term Loan obligation in the amount of $270,000,000 plus accrued interest of approximately $1,062,000, as required under its Credit Facility.
The unaudited pro forma condensed consolidated statement of operations for the years ended December 31, 2022, December 30, 2023 and December 28, 2024 reflect the sale of Sound United for all periods presented. In addition, the unaudited pro forma condensed consolidated statement of operations for the year ended December 28, 2024 reflect Other Transaction Adjustments (as described below) that are incremental to the sale and discontinued operations presentation of Sound United. The Other Transaction Adjustments in the unaudited pro forma condensed consolidated statement of operations are reflected as if the transaction occurred on December 31, 2023.
The Company has not included an unaudited pro forma condensed consolidated statement of operations for the six months ended June 28, 2025, as the planned disposition was already reflected as discontinued operations within the financial statements in its Quarterly Report on Form 10-Q for the period. However, the assumed repayment of the Term Loan would result in a reduction to interest expense of approximately $6.3 million for the six months ended June 28, 2025, and an increase in other expense of approximately $1.1 million for the amortization of the outstanding debt issuance costs and a net increase of income tax expense of approximately $1.3 million.

The transaction accounting adjustments to reflect the sale of Sound United in the unaudited pro forma condensed consolidated financial statements include:
•Disposition Adjustments
•     The separation and transfer of the operations, assets, and liabilities of Sound United included in the Company’s historical financial results to Buyer; and
•Adjustments to reflect the receipt of consideration in the Transaction.
•Other Transaction Adjustments
•The use of proceeds received from the Transaction to repay the Term Loan and accrued interest as required under provisions of the Credit Facility;
•A reduction in interest expense and increase to other expense as a result of the assumed repayment of the outstanding balance of the Term Loan at December 31, 2023; and
•Related income tax expense of the above.
The unaudited pro forma condensed consolidated financial information does not purport to be indicative of the results of operations, the financial position or the loss on the Transaction which would have actually resulted if the above transactions contemplated had been consummated on the dates indicated, or which may result in the future.
The Company prepared the unaudited pro forma condensed consolidated financial information based upon assumptions deemed appropriate by management. An explanation of certain assumptions is set forth under the notes to the unaudited pro forma condensed consolidated financial information. The pro forma adjustments may differ from those that have been or will be calculated to report the Transaction as a discontinued operations in our historical and future filings, and do not reflect neither events as of the Closing Date nor future events that may occur after the Closing Date.
The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the notes thereto.

MASIMO CORPORATION
UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 28, 2025
(unaudited, in millions, except par values)

	As Reported	Disposition Adjustments	Notes	Other Transaction Adjustments	Notes	Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$149.6	$328.0	2(a)	$(271.1)	2(f)	$206.5
Trade accounts receivable, net of allowance for credit losses of $4.9 million	278.0	—		—		278.0
Related party receivables	17.4	—		—		17.4
Inventories	318.5	—		—		318.5
Other current assets	112.5	—		—		112.5
Other current assets, held-for-sale	393.8	(393.5)	2(b)	—		0.3
Total current assets	1,269.8	(65.5)		(271.1)		933.2
Lease receivable, non-current	53.2	—		—		53.2
Deferred costs and other contract assets	59.3	—		—		59.3
Property and equipment, net	337.6	—		—		337.6
Intangibles assets, net	57.7	—		—		57.7
Goodwill	100.9	—		—		100.9
Deferred tax assets	119.3	—		—		119.3
Other non-current assets	43.0	—		—		43.0
Other non-current assets, held-for-sale	361.8	(359.9)	2(b)	—		1.9
Total assets	$2,402.6	$(425.4)		$(271.1)		$1,706.1
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$135.7	$—		$—		$135.7
Accrued compensation	67.7	—		—		67.7
Deferred revenue and other contract liabilities, current	75.4	—		—		75.4
Other current liabilities	120.5	—		(16.1)	2(f)	104.4
Other current liabilities, held-for-sale	192.8	(191.7)	2(b)	—		1.1
Total current liabilities	592.1	(191.7)		(16.1)		384.3
Long-term debt	598.7	—		(255.0)	2(f)	343.7
Deferred tax liabilities	0.2	—		—		0.2
Other non-current liabilities	76.3	—		—		76.3
Other non-current liabilities, held-for-sale	92.5	(92.4)	2(b)	—		0.1
Total liabilities	1,359.8	(284.1)		(271.1)		804.6
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.001 par value; 5.0 million shares authorized; 0 shares issued and outstanding	—	—		—		—
Common stock, $0.001 par value; 100.0 million shares authorized; 54.3 million issued and outstanding	0.1	—		—		0.1
Treasury stock, 19.6 million shares	(1,182.9)	—		—		(1,182.9)
Additional paid-in capital	903.1	—		—		903.1
Accumulated other comprehensive loss	(49.0)	37.1	2(c)	—		(11.9)
Retained earnings	1,371.5	(178.4)	2(d)	—		1,193.1
Total stockholders’ equity	1,042.8	(141.3)		—		901.5
Total liabilities and stockholders’ equity	$2,402.6	$(425.4)		$(271.1)		$1,706.1
The accompanying notes are an integral part to the unaudited pro forma condensed consolidated financial information.

MASIMO CORPORATION
UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 28, 2024
(unaudited, in millions, except per share amounts)

	As Reported	Disposition Adjustments Note 2(e)	Notes	Other Transaction Adjustments	Notes	Pro Forma
Revenue:
Revenue - (excluding related party revenue)	$1,980.3	$(698.9)		$—		$1,281.4
Related party revenue	114.1	—		—		114.1
Total revenue	2,094.4	(698.9)		—		1,395.5
Cost of goods sold	1,090.0	(488.4)		—		601.6
Gross profit	1,004.4	(210.5)		—		793.9
Operating expenses:
Selling, general and administrative	743.8	(192.9)		—		550.9
Research and development	222.8	(40.6)		—		182.2
Litigation settlements	0.5	—		—		0.5
Impairment charges, including intangible assets and goodwill	304.0	(304.0)		—		—
Total operating expenses	1,271.1	(537.5)		—		733.6
Operating (loss) income	(266.7)	327.0		—		60.3
Non-operating loss	(38.6)	(2.6)		11.6	2(g) 2(h)	(29.6)
(Loss) income before provision for income taxes	(305.3)	324.4		11.6		30.7
(Benefit) provision for income taxes	(0.4)	1.1		2.8	2(i)	3.5
Net (loss) income	$(304.9)	$323.3		$8.8		$27.2

Net (loss) income per share:
Basic	$(5.72)					$0.51
Diluted	$(5.72)					$0.50

Weighted-average shares used in per share calculations:
Basic	53.3	—		—		53.3
Diluted	53.3	1.1	2(j)	—		54.4

The accompanying notes are an integral part to the unaudited pro forma condensed consolidated financial information.

MASIMO CORPORATION
UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 30, 2023
(unaudited, in millions, except per share amounts)

	As Reported	Disposition Adjustments Note 2(e)	Pro Forma
Revenue:
Revenue - (excluding related party revenue)	$1,954.2	$(769.2)	$1,185.0
Related party revenue	93.9	—	93.9
Total revenue	2,048.1	(769.2)	1,278.9
Cost of goods sold	1,044.6	(532.7)	511.9
Gross profit	1,003.5	(236.5)	767.0
Operating expenses:
Selling, general and administrative	664.0	(210.0)	454.0
Research and development	175.2	(44.7)	130.5
Litigation settlements	17.8	—	17.8
Impairment charges, including intangible assets and goodwill	10.0	(10.0)	—
Total operating expenses	867.0	(264.7)	602.3
Operating income	136.5	28.2	164.7
Non-operating loss	(48.4)	(4.4)	(52.8)
Income before provision for income taxes	88.1	23.8	111.9
Provision for income taxes	6.6	1.5	8.1
Net income	$81.5	$22.3	$103.8

Net income per share:
Basic	$1.54		$1.97
Diluted	$1.51		$1.92

Weighted-average shares used in per share calculations:
Basic	52.8	—	52.8
Diluted	54.1	—	54.1

The accompanying notes are an integral part to the unaudited pro forma condensed consolidated financial information.

MASIMO CORPORATION
UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2022
(unaudited, in millions, except per share amounts)

	As Reported	Disposition Adjustments Note 2(e)	Pro Forma
Revenue:
Revenue - (excluding related party revenue)	$1,932.8	$(694.9)	$1,237.9
Related party revenue	103.0	—	103.0
Total revenue	2,035.8	(694.9)	1,340.9
Cost of goods sold	977.0	(504.3)	472.7
Gross profit	1,058.8	(190.6)	868.2
Operating expenses:
Selling, general and administrative	657.4	(184.5)	472.9
Research and development	191.4	(39.8)	151.6
Litigation settlements	—	—	—
Impairment charges, including intangible assets and goodwill	—	—	—
Total operating expenses	848.8	(224.3)	624.5
Operating income	210.0	33.7	243.7
Non-operating loss	(16.6)	(6.9)	(23.5)
Income before provision for income taxes	193.4	26.8	220.2
Benefit for income taxes	49.9	(9.4)	40.5
Net income	$143.5	$36.2	$179.7

Net income per share:
Basic	$2.68		$3.35
Diluted	$2.60		$3.26

Weighted-average shares used in per share calculations:
Basic	53.6	—	53.6
Diluted	55.2	—	55.2

The accompanying notes are an integral part to the unaudited pro forma condensed consolidated financial information.

MASIMO CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
1. Basis of Presentation
The unaudited pro forma condensed consolidated financial information is prepared based on Masimo’s historical consolidated financial statements and pursuant to Article 11 of Regulation S-X, adjusted for certain transaction accounting adjustments listed in Note 2 below. Actual adjustments, however, may differ materially from the information presented.
2. Pro Forma Adjustments
The unaudited pro forma condensed consolidated financial information reflects the following adjustments:
Disposition Adjustments:
(a) Recognition of net cash proceeds received as follows:

(in millions)
Base purchase price	$350.0
Preliminary purchase price adjustment	(22.0)
Net cash proceeds received from the Transaction	$328.0
Purchase price adjustment includes items specified in the terms of the Agreement, including certain preliminary estimates.
(b) Derecognition of the associated assets and liabilities held-for-sale, related to Sound United upon disposal as of June 28, 2025, the net asset value of which is approximately $469.3 million. Remaining held-for-sale asset and liability amounts represent balances not related to Sound United.
(c) Derecognition of the currency translation adjustment balance of approximately $37.1 million related to Sound United as a result of the release of foreign currency translation upon disposal as of June 28, 2025.
(d) This represents the net change in retained earnings of the following:

(in millions)
Net cash proceeds received from the Transaction	$328.0
Net assets sold	469.3
Accumulated other comprehensive loss	37.1
Loss on sale	$(178.4)
The Company currently estimates that there will be no net tax benefit recognized in conjunction with the loss on sale.
For purposes of the unaudited pro forma condensed consolidated balance sheet, the estimated loss recognized in retained earnings as of June 28, 2025 is based on the carrying values of held-for-sale assets and liabilities related to Sound United as of June 28, 2025, rather than as of the Closing Date of the transaction. As a result, the pro forma loss reflected herein may differ from the actual loss on the sale of Sound United as of the Closing Date because of the differences in the carrying value of held-for-sale assets and liabilities at the Closing Date.
(e) Derecognition of the operations related to Sound United.
Other Transaction Adjustments:
(f) Repayment of the remaining obligations of the Term Loan of $270.0 million as of June 28, 2025, and accrued interest of $1.1 million as required under the Credit Facility.
(g) Reduction in interest expense of approximately $13.5 million, as a result of the assumed repayment of the outstanding balance of the Term Loan as if such debt was repaid on December 31, 2023.

(h) Increase in other expense of approximately $1.9 million, due to the immediate amortization of the outstanding debt issuance costs as a result of the assumed repayment of the outstanding balance of the Term Loan as if such debt was repaid on December 31, 2023.
(i) Increase in net income tax expense associated with the transactions described in 2(g) and 2(h). The assumed income tax rate is the Company’s statutory rate for the applicable jurisdiction.
(j) Weighted average diluted shares have been adjusted as the proforma adjustments resulted in a change from a consolidated net loss to a proforma consolidated net income.